As filed with the Securities and Exchange Commission on March 14, 2013
Registration No. 333-180934

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DATAWATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	02-0405716
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts 01824
(978) 441-2200
(Address of Principal Executive Offices) (Zip Code)

2011 Equity Compensation and Incentive Plan
2006 Equity Compensation and Incentive Plan
1996 Stock Plan
1996 Non-Employee Director Stock Option Plan
(Full titles of the plans)

Michael A. Morrison
President, Chief Executive Officer and Director
DATAWATCH CORPORATION
Quorum Office Park
271 Mill Road
Chelmsford,  Massachusetts 01824
(Name and address of agent for service)

(978) 441-2200
(Telephone number, including area code, of agent for service)

Copy to:

William B. Asher, Jr., Esq.
CHOATE, HALL & STEWART LLP
Two International Place
Boston, MA  02110
(617) 248-5000

Add’l Reg. Nos.: 333-39627, 333-34312, 333-57244, 333-84312, 333-104011, 333-134015 and 333-134291

EXPLANATORY NOTE

Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), this Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-8, File No. 333-180934, also serves as Post-Effective Amendments to the Company’s Registration Statements on Form S-8 identified by the following File Nos.: 333-39627, 333-34312, 333-57244, 333-84312, 333-104011, 333-134015 and 333-134291.

This Post-Effective Amendment No. 1 to Form S-8 is being filed solely for the purpose of filing the reoffer prospectus that forms a part of this Post-Effective Amendment relating to the resale of control securities to be acquired by selling stockholders. The selling stockholders have acquired or will acquire the securities pursuant to the Company’s 1996 Stock Plan, 1996 Non-Employee Director Stock Option Plan, 2006 Equity Compensation and Incentive Plan and 2011 Equity Compensation and Incentive Plan. The reoffer prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act and has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3, to be used in connection with reoffers and resales of control securities that have been or will be acquired by the selling stockholders.

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PROSPECTUS

S-3 Reoffer Prospectus dated March 14, 2013

DATAWATCH CORPORATION

812,543 Shares of Common Stock
Issuable or Issued under the 2011 Equity Compensation and Incentive Plan,
2006 Equity Compensation and Incentive Plan, 1996 Stock Plan, and
1996 Non-Employee Director Stock Option Plan

This Prospectus relates to the public resale, from time to time, of an aggregate of 812,543 shares (the “Shares”) of our Common Stock, $.01 par value (the “Common Stock”), by certain shareholders identified below in the section entitled “The Selling Shareholders.” These Shares have been or may be acquired upon the exercise of stock options granted pursuant to our 1996 Stock Plan, 1996 Non-Employee Director Stock Option Plan, 2006 Equity Compensation and Incentive Plan and 2011 Equity Compensation and Incentive Plan (the “Plans”), the vesting of restricted stock units granted pursuant to the Plans and the acquisition of Shares pursuant to other Awards granted under the Plans.

We will not receive any of the proceeds from the sale by the Selling Shareholders of the Shares covered by this Prospectus.

We have not entered into any underwriting arrangements in connection with the sale of Shares. The Shares may be sold from time to time by the Selling Shareholders or by permitted pledgees, donees, transferees or other permitted successors in interest and may be made on the NASDAQ Capital Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

Our Common Stock is traded on the NASDAQ Capital Market under the symbol “DWCH.”  On March 5, 2013, the closing sale price of our Common Stock on the NASDAQ Capital Market was $11.92 per share.

INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 6.

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Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 14, 2013

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PROSPECTUS TABLE OF CONTENTS

You should rely only on the information contained in this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus.  The Selling Shareholders, from time to time, will offer to sell Shares of Common Stock only in jurisdictions where offers and sales are permitted.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Common Stock.  In this Prospectus, “Datawatch,” “we,” “our” and “us” refer to Datawatch Corporation.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

DATAWATCH CORPORATION

Datawatch Corporation (“Datawatch”, “we” or “us”) (NASDAQ-CM: DWCH) is a leader in providing information optimization products and software solutions that allow organizations to deliver an extensive variety of data into their Big Data and analytic applications. Datawatch provides organizations the ability to integrate structured, unstructured and semi-structured sources such as reports, machine data, PDF files, HTML and EDI streams into these applications to provide a 360 degree perspective of the issues and opportunities that exist in their businesses. More than 40,000 organizations worldwide use Datawatch products and services, including 99 of the Fortune 100. Founded in 1985, Datawatch is headquartered in Chelmsford, Massachusetts with offices in London, Munich, Singapore, Sydney and Manila, and with partners and customers in more than 100 countries worldwide.

Datawatch is a Delaware corporation with executive offices located at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824 and our telephone number is (978) 441-2200. Periodic reports, proxy statements and other information are available to the public, free of charge, on our website, www.datawatch.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. Such reports, proxy statements and other information may be obtained by visiting the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus includes certain statements of a forward-looking nature which reflect our current views relating to future events or our future financial performance.  These forward-looking statements are only predictions and are subject to risks and uncertainties, particularly the matters set forth in “Risk Factors” below, which could cause actual events or results to differ materially from historical results or those indicated by such forward-looking statements.  Any statements contained in this Prospectus that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These statements relate to future events or our future financial performance and are identified by words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “intend,” “seek,” “anticipate,” “believe,” “estimate,” “potential,” or “continue” or other comparable terms or the negative of those terms.  Forward-looking statements in this Prospectus include certain statements regarding the effect of projected changes in our revenues, earnings and expenses, uncertainties from our ongoing evaluation of strategic options and the restructuring of our servers and storage business, exchange rate sensitivity, liquidity, product introductions, industry changes, general market conditions and certain legal claims against us.  Our actual future results may differ significantly from those stated in any forward-looking statements.  Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations.  Factors that may cause such differences include, but are not limited to, the factors discussed below.  Each of these factors, and others, are discussed from time to time in our filings with the SEC.

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RISK FACTORS

A Weak Global Economy and Softening in the Computer Software Market May Result in Decreased Revenues or Lower Revenue Growth Rates

The profitability of our business depends on the overall demand for computer software and services, particularly in the financial services markets and other markets in which we compete. Tighter credit and negative financial news resulting from the recent worldwide recession may continue to have an adverse effect on the market for computer software and result in significant fluctuations in the value of foreign currencies. Because our sales are primarily to major corporate customers, poor economic conditions may soften the demand for computer software and services which may result in decreased revenues, lower revenue growth rates and reduced profitability. In addition, a weak global economy may result in longer sales cycles, reduced, deferred or cancelled orders, or greater than anticipated uncollectible accounts receivables. In a weakened economy, we cannot be assured that we will be able to effectively promote future growth in our software and services revenues or maintain profitability.

Our Dependence on our Principal Products and our Failure to Develop Enhanced or New Products May Have a Material Adverse Effect on our Business, Financial Condition or Results of Operations

In the year ended September 30, 2012, our Information Optimization products accounted for approximately 95% of our total revenue. We are primarily dependent on our Information Optimization products. As a result, any factor adversely affecting sales of any of these products could have a material adverse effect on us. Our future financial performance will depend in part on the successful introduction of new and enhanced versions of these products and development of new versions of these and other products and subsequent customer acceptance of such new and enhanced products. In addition, competitive pressures or other factors may result in significant price erosion that could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

Fluctuations in Quarterly Operating Results Could Have a Material Adverse Effect on our Business, Financial Condition or Results of Operations

Our future operating results could vary substantially from quarter-to-quarter because of uncertainties and/or risks associated with such matters as current economic conditions, technological change, competition, delays in the introduction of new products or product enhancements and general market trends. In addition, as we focus on increasing enterprise sales, the timing of significant orders may cause fluctuations in quarterly operating results. Large enterprise sales arrangements often involve multiple elements and may require more complex accounting than the sales transactions we have entered into in the past, which also makes projecting future operating results more difficult. Historically, we have operated with minimal backlog of orders because our software products are generally shipped as orders are received. As a result, net sales in any quarter are substantially dependent on orders booked and shipped in that quarter. Further, any increases in sales under our subscription sales model or cloud offering could result in decreased revenues over the short term. Because our staffing and operating expenses are based on anticipated revenue levels and a high percentage of our costs are fixed in the short-term, small variations in the timing of revenues can cause significant variations in operating results from quarter-to-quarter. Because of these factors, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. We can give no assurance that we will not experience such variations in operating results in the future or that such variations will not have a material adverse effect on our business, financial condition or results of operations.

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The Sales Cycle for our Enterprise Products is Long and Unpredictable, Particularly with Respect to Large Customers, and our Sales Efforts Require Considerable Time and Expense

Our operating results may fluctuate, in part, because of the resource intensive nature of our sales efforts, the length and variability of the sales cycle of our enterprise software licensing offerings and the short-term difficulty in adjusting our operating expenses. Our operating results depend in part on sales to large customers and conversions of users that have downloaded the desktop version of our Monarch Professional software into enterprise customers. The length of our sales cycle, from initial evaluation to delivery of and payment for the software license, varies substantially from customer to customer. It is difficult to predict exactly when, or even if, we will make a sale with a potential customer or if a user that has licensed desktop versions of our Monarch Professional software will upgrade to a larger enterprise license. As a result, large individual sales may, in some cases, occur in quarters subsequent to those we anticipate, or not at all. The loss or delay of one or more large transactions in a quarter could impact our operating results for that quarter and any future quarters for which revenue from that transaction is delayed. As a result of these factors, it is difficult for us to forecast our revenues accurately in any quarter. Because a substantial portion of our expenses are relatively fixed in the short-term, our operating results will suffer if revenues fall below our expectations in a particular quarter, which could cause the price of our common stock to decline.

The Market for our Information Optimization Products is Emerging and May Not Grow

The market for our Information Optimization products that allow organizations to analyze their businesses at an enterprise level by leveraging structured, unstructured, and semi-structured data is still emerging. It is difficult to predict customer adoption and renewal rates, customer demand for our enterprise software licenses, the size and growth rate of this market, the entry of competitive products or the success of existing competitive products. Any expansion in our market depends on a number of factors, including the cost, performance and perceived value associated with such software licenses. If the market for our enterprise software licenses does not achieve widespread adoption or there is a reduction in demand for software in this market caused by a lack of customer acceptance, technological challenges, competing technologies and products, decreases in corporate spending, weakening economic conditions, or otherwise, it could result in reduced customer orders, early terminations, reduced renewal rates or decreased revenues, any of which would adversely affect our business operations and financial results.

Dependence on New Product Introductions and New Product Delays or Defects Could Have a Material Adverse Effect on our Business

The market for Information Optimization products is newly emerging and evolving rapidly. Growth in our business depends in substantial part on the continuing introduction of new products to address the emerging needs of this market. The length of product life cycles depends in part on end-user demand for new or additional functionality in our products and our ability to update our products to meet such demands. If we fail to accurately anticipate the demand for, or encounter any significant delays in developing or introducing, new products or additional functionality in our products, there could be a material adverse effect on our business. Product life cycles can also be affected by suppliers of operating systems introducing new or changed functionality within their products. Our failure to anticipate the introduction of additional functionality in products developed by such suppliers could have a material adverse effect on our business. In addition, our competitors may introduce products with more features and lower prices than our products. Such increase in competition could adversely affect the life cycles of our products, which in turn could have a material adverse effect on our business.

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Software products, whether developed internally or licensed from third parties, may contain undetected errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing by us and by current and potential end-users, errors will not be found in new products after commencement of commercial shipments, resulting in loss of or delay in market acceptance. Any failure by us to anticipate or respond adequately to changes in technology and customer preferences, or any significant delays in product development or introduction, could have a material adverse effect on our business.

The Market Price of our Stock Has Been and May Continue to Be Volatile

As seen recently with the turmoil in the financial markets, and is frequently the case with the stocks of high technology companies, the market price of our common stock has been, and may continue to be, volatile. In addition, insiders presently hold a significant percentage of our stock, and our shares are thinly traded in the public market. Factors such as quarterly fluctuations in results of operations, increased competition, the introduction of new products by us or our competitors, expenses or other difficulties associated with assimilating companies acquired by us, changes in the mix of sales channels, the timing of significant customer orders, and macroeconomic conditions generally, may have a significant impact on the market price of our stock. Even though we do not presently provide forecasts of our future financial performance, any shortfall in revenue or earnings from the levels anticipated by securities analysts or investors could have an immediate and significant adverse effect on the market price of our common stock in any given period. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, which have particularly affected the market price for many high technology companies and which, on occasion, have appeared to be unrelated to the operating performance of such companies. Finally, to maintain our stock listing with NASDAQ, we must be in compliance with NASDAQ Marketplace Rules. If we are not able to maintain compliance with these rules, and if our common stock does not qualify for, or is subsequently delisted from, the NASDAQ Capital Market, investors may have difficulty converting their investment into cash efficiently. The price of our common stock and the ability of holders to sell such stock would be adversely affected.

A Significant Percentage of our Total Revenue is Subject to Risks Associated with International Sales

In the years ended September 30, 2012, 2011 and 2010, international sales accounted for approximately 15%, 23% and 25%, respectively, of our total revenue. We have recently expanded our presence in Europe and in Asia-Pacific, including the opening of an office in Singapore, and we anticipate that international sales will continue to account for a significant percentage of our total revenue. A significant portion of our total revenue will therefore be subject to risks associated with international sales, including further deterioration of international economic conditions, unexpected changes in legal and regulatory requirements, changes in tariffs, currency exchange rates and other barriers, political and economic instability, possible effects of war and acts of terrorism, difficulties in accounts receivable collection, difficulties in managing distributors or representatives, difficulties in staffing and managing international operations, difficulties in protecting our intellectual property overseas, seasonality of sales and potentially adverse foreign tax consequences.

Past and Future Acquisitions may be Difficult to Integrate, Disrupt our Business, Dilute Stockholder Value or Divert Management Attention

Historically, we have acquired certain technology or businesses to supplement and expand our product offerings. In the future, we could acquire additional products, technologies or businesses, or enter into joint venture arrangements, for the purpose of complementing or expanding our business and to address the need to develop new products. Acquisitions involve numerous risks including difficulties in the assimilation of the operations, technologies and products of the acquired companies, the diversion of management’s attention from other business concerns, risks of entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions, and the potential loss of key employees of the acquired company. Achieving and maintaining the anticipated benefits of an acquisition will depend in part upon whether the integration of the companies’ business is accomplished in an efficient and effective manner, and there can be no assurance that this will occur. The successful combination of companies in the high technology industry may be more difficult to accomplish than in other industries.

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There may be Limitations on the Effectiveness of our Controls

Our management does not expect that our internal controls will prevent all errors. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within our Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and no assurance can be given that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or intentional conduct may occur and not be detected.

We Face Significant Competition in the Software Industry

The software market is highly competitive and characterized by continual change and improvement in technology. Several of our existing and potential competitors, including Splunk, Actuate (Xenos), Informatica, Nuance and others, have substantially greater financial, marketing and technological resources than we do. No assurance can be given that we will have the resources required to compete successfully in the future.

Our Success is Dependent on Proprietary Software Technology

Our success is dependent upon proprietary software technology. We do not own patents on any such technology and we rely principally on a combination of trade secret, copyright and trademark laws, nondisclosure and other contractual agreements and technical measures to protect our rights to such proprietary technology. Despite such precautions, there can be no assurance that such steps will be adequate to deter misappropriation of such technology.

We May Not be Able to Hire and Retain Highly Skilled Employees, Which Could Affect our Ability to Compete Effectively Because our Business is Technology-Based

Qualified personnel are in great demand throughout the software industry. Our success depends, in large part, upon our ability to attract, train, motivate and retain highly skilled employees, particularly technical personnel and product development and professional services personnel, sales and marketing personnel and other senior personnel. Our failure to attract and retain the highly trained technical personnel that are integral to our product development, professional services and sales and marketing teams may limit the rate at which we can generate sales and develop new products or product enhancements. We have hired a number of key executives during the past two years, including our Chief Executive Officer and key executives in sales and marketing functions. A loss of these personnel or other changes in key management could have a material adverse effect on our business, operating results and financial condition.

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Evolving Regulation of Corporate Governance and Public Disclosure May Result in Additional Expenses and Continuing Uncertainty

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002 and related SEC regulations as well as the listing standards of the NASDAQ Stock Market, have created and are continuing to create uncertainty for public companies. We continually evaluate and monitor developments with respect to new and proposed rules and cannot predict or estimate the amount of the additional costs incurred or the timing of such costs. These new or changed laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we have invested resources to comply with evolving laws, regulations and standards. This investment has and may continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and we may be harmed.

The Failure of Indirect Distribution Channels Could Have a Material Adverse Effect on our Operating Results

We sell a significant portion of our products through distributors and resellers, none of which are under our direct control. The loss of major distributors or resellers of our products, or a significant decline in their sales, could have a material adverse effect on our operating results. We have terminated our arrangement with Ingram Micro, Inc. effective in March 2012 and we consolidated our use of indirect distribution channels with a single distributor, Lifeboat Distribution, which accounted for 17%, 15% and 12% of our total revenue for fiscal 2012, 2011 and 2010, respectively. Ingram accounted for 4%, 13% and 11% of our total revenue for fiscal 2012, 2011 and 2010, respectively. There can be no assurance that we will be able to attract or retain qualified distributors or resellers or that Lifeboat Distribution or any other distributors or resellers will be able to effectively sell our products, including the volume of products previously sold by Ingram Micro, Inc. We seek to select and retain distributors and resellers on the basis of their business credentials and their ability to add value through expertise in specific vertical markets or application programming expertise. In addition, we may rely on resellers to provide post-sales service and support, and any deficiencies in such service and support could adversely affect our business.

Failure to Maintain an Adequate Sales Returns Reserve Could Have a Material Adverse Effect on our Financial Position and Results of Operations

Revenue from the sale of all our software products (when separately sold) is generally recognized at the time of shipment. We estimate and maintain reserves for potential future product returns from distributors based on our experience and history with our various distributors and resellers as well as by monitoring inventory levels at such companies. While actual returns have historically been within the range estimated by management, future actual results could differ from the reserve for sales returns recorded, and this difference could have a material effect on our financial position and results of operations.

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Our Subscription Sales Model for our Enterprise Products Could Result in Decreased or Delayed Revenues and Cash Flows

We sell our enterprise products through the sale of perpetual licenses and through a subscription pricing model. The subscription pricing model allows customers to use our products at a lower initial cost of software acquisition when compared to the more traditional perpetual license sale. Although the subscription sales model is designed to increase the number of enterprise solutions sold and also reduce dependency on short-term sales by building a recurring revenue stream, it introduces increased risks for us primarily associated with the timing of revenue recognition and reduced cash flows. The subscription model delays revenue recognition when compared to the typical perpetual license sale and also, as we allow termination of certain subscriptions with 90 days notice, it could result in decreased revenue for solutions sold under the model if we experience a high percentage of subscription cancellations following the first 12 months of the subscription. Further, as amounts due from customers are invoiced over the life of the subscription, there are delayed cash flows from subscription sales when compared to perpetual license sales.

If our Security Measures are Breached or Other Unauthorized Access to Customer Data is Otherwise Obtained, our Software May be Perceived as not being Secure, Customers May Reduce the Use of or Stop Using our Software, and we May Incur Significant Liabilities

Our software involves the storage and transmission of customer data, and security breaches could result in the loss of this information, litigation, indemnity obligations and other liability. While we have taken steps to protect the confidential information that we have access to, including confidential information we may obtain through our customer support services or customer usage of our products, we do not have the ability to monitor or review the content that our customers store, and therefore, we have no direct control over the substance of that content. Therefore, if customers use our software for the transmission or storage of personally identifiable information and our security measures are breached as a result of third-party action, employee error, malfeasance or otherwise, our reputation could be damaged, our business may suffer, and we could incur significant liability. Because techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new customers and increase engagement by existing customers, cause existing customers to elect to not renew their subscriptions, or subject us to third-party lawsuits, regulatory fines or other action or liability, thereby adversely affecting our financial results.

We May Require Additional Capital to Grow our Business, and Our Financing Arrangements Expose us to Interest Rate Risk

Our business may require additional capital to operate and expand. We have historically relied upon cash generated from operations and bank credit lines to satisfy our capital needs and finance growth. If we determine in the future to make significant investments in our business, including by acquiring assets or businesses from third parties, we may attempt to raise additional funds by securing additional debt financing or selling equity securities in either the public or the private markets. As the financial markets change and new regulations come into effect, the cost of acquiring financing and the methods of financing may change. We may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to make acquisitions. Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations. Changes in our credit rating or other market factors may increase our interest expense or other costs of capital, or capital may not be available to us on acceptable terms to fund our needs. Our current credit facilities contain various financial and other covenants that may limit our ability to borrow or limit our flexibility in responding to business opportunities or conditions. These financing instruments involve variable rate debt, thus exposing us to risk of fluctuations in interest rates. Such fluctuations in interest rates could have an adverse effect on our business.

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Catastrophic Events May Adversely Affect Our Business

Our company is a highly automated business which relies on its network infrastructure and enterprise applications, internal technology systems and website for development, marketing, operational, support and sales activities. A disruption or failure of these systems in the event of a major storm, earthquake, fire, telecommunications failure, cyber-attack, terrorist attack or other catastrophic event could cause system interruptions, reputational harm, delays in our product development and loss of critical data and could affect our ability to sell and deliver products and services and other critical functions of our business.

USE OF PROCEEDS

Datawatch will not receive any proceeds from the sale of the Shares covered by this Prospectus.  While Datawatch will receive sums upon the exercise of options by the Selling Shareholders, Datawatch currently has no plans for their application, other than for general corporate purposes.  Datawatch cannot assure you that any such options will be exercised.

THE SELLING SHAREHOLDERS

Certain affiliates of Datawatch (the “Selling Shareholders”) set forth below have received and may receive in the future options or Awards under the Plans and upon exercise of such options or acquisition and vesting of Shares pursuant to Awards will receive Shares which may be sold.

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The following table sets forth:  (i) the name of each Selling Shareholder, (ii) his position(s), office or other material relationship with Datawatch and its predecessors and affiliates over the past three years, and (iii) the number of shares of Common Stock that have been the subject of Awards to such Selling Shareholder as of this Prospectus and prior to the offering.

Name	Position	Number of Shares Beneficially Owned(1)(2)	Number of Shares Included in the Offering(2)(3)	Number of Shares Beneficially Owned After the Offering(1)(4)	Percentage of Shares of Common Stock Owned After the Offering(1)(5)
James Wood(6)	Vice Chairman of the Board	941,729	50,112	881,506	13.74%

Christopher T. Cox(7)	Director	689,966	2,500	689,966	10.78%

Michael A. Morrison(8)	President, CEO and Director	497,188	175,000	397,200	6.03%

Richard de J. Osborne(9)	Chairman of the Board	396,001	231,224	207,278	3.18%

David C. Mahoney	Vice Chairman of the Board	215,882	7,500	213,383	3.33%

Terry W. Potter(10)	Director	41,261	50,112	-	*

Harvey C. Gross(11)	CTO and Vice President, Product Management and Development	30,125	41,000	1,500	*

Thomas H. Kelly(12)	Director	25,333	30,334	-	*

Daniel F. Incropera(13)	Corporate Controller and Vice President	21,123	23,000	-	*

William B. Simmons	Director	11,999	15,000	2,000	*
Ben F. Plummer	Chief Marketing Officer and Senior Vice President	1,250	100,000	1,250	*

*Less than one percent.

(1)	Beneficial ownership information provided as of January 14, 2013.

(2)
Awards that have previously been converted into shares of Common Stock and options and restricted stock units that will have vested within 60 days of January 14, 2013 are included in both the beneficial ownership column and the shares included in the offering column.

(3)
Includes all shares of Common Stock previously issued upon the exercise of an Award of options or vesting of an Award of restricted stock units, as well as all shares of Common Stock subject to outstanding Awards.

(4)
Assumes that all shares acquired pursuant to Awards under the Plans are sold in the offering. Accordingly this column represents the number of shares beneficially owned by a Selling Shareholder that were acquired other than pursuant to Awards under the Plans (for example, shares acquired by such Selling Shareholder in private transactions or open market purchases).

(5)
The number of shares of Common Stock deemed outstanding includes (i) 6,396,552 shares of Common Stock outstanding as of January 14, 2013 and (ii) with respect to each Selling Shareholder, the number of shares of Common Stock that are the subject of unexercised options and unvested restricted stock units held by such Selling Shareholder as of this Prospectus.

(6)
Includes 20,000 options that may be exercised within 60 days of January 14, 2013, of which 5,000 expired on March 8, 2013. Also includes 689,966 shares held by WC Capital, LLC. Mr. Wood, as a Managing Principal of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock held by WC Capital, LLC.

(7)
Includes 689,966 shares held by WC Capital, LLC. Mr. Cox, as a Managing Member of WC Capital, LLC, shares the power to vote and dispose of all 689,966 shares of the Common Stock held by WC Capital, LLC.

(8)
Includes 13,500 shares owned by Mr. Morrison’s wife as custodian for five UTMA accounts and 4,358 shares of which are owned by Mr. Morrison’s wife. Mr. Morrison disclaims beneficial ownership of the 13,500 shares in the UTMA accounts and the 4,358 shares held by his wife. Also includes 66,656 options that may be exercised within 60 days of January 14, 2013 and 24,999 restricted stock units that will have vested within 60 days of January 14, 2013. Includes 124,358 shares owned by Mr. Morrison or his wife that are pledged as collateral to secure third party loans.

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(9)
Includes 72,500 options that may be exercised within 60 days of January 14, 2013. Also includes 143,370 shares of Common Stock held by Carnegie Hill Associates, LLC. Mr. Osborne is the Managing Principal of Carnegie Hill Associates, LLC and may be deemed a beneficial owner of the shares held by Carnegie Hill Associates, LLC. Mr. Osborne disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(10)	Includes 10,000 options that may be exercised within 60 days of January 14, 2013.

(11)
Includes 1,500 shares owned by Mr. Gross’ wife, 19,625 options that may be exercised within 60 days of January 14, 2013 and 4,166 restricted stock units that will have vested within 60 days of January 14, 2013.

(12)	Includes 15,334 options that may be exercised within 60 days of January 14, 2013.

(13)	Includes 19,125 options that may be exercised within 60 days of January 14, 2013 and 666 restricted stock units that will have vested within 60 days of January 14, 2013.

PLAN OF DISTRIBUTION

The Selling Shareholders have not advised Datawatch of any specific plan for the sale or distribution of the Shares.  If and when they occur, such sales may be made in any of the following manners:

●
On the NASDAQ Capital Market (or through the facilities of any other national securities exchange or U.S. inter-dealer quotation system of a registered national securities association, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);

●	In public or privately negotiated transactions;

●	In transactions involving principals or brokers;

●	In a combination of such methods of sale; or

●	Any other lawful methods.

Although sales of the Shares are, in general, expected to be made at market prices prevailing at the time of sale, the Shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

When offering the Shares covered by this Prospectus, each of the Selling Shareholders and any broker-dealers who sell the Shares for the Selling Shareholders may be “underwriters” within the meaning of the Securities Act, and any profits realized by such Selling Shareholders and the compensation of such broker-dealers may be underwriting discounts and commissions.

15

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the Shares may be listed, including block trading in negotiated transactions.  Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the Shares covered by this Prospectus, either as agents for others or as principals for their own accounts, and reselling such Shares pursuant to this Prospectus.  The Selling Shareholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf.  In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

Each of the Selling Shareholders is acting independently of Datawatch in making decisions with respect to the timing, manner and size of each sale of Shares.  Datawatch has not been advised of any definitive selling arrangement at the date of this Prospectus between any Selling Shareholder and any broker-dealer or agent.

To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the Shares by the Selling Shareholders, will be set forth in a Prospectus Supplement.

The expenses of preparing and filing this Prospectus and the related Registration Statement with the SEC will be paid entirely by Datawatch.  Shares of Common Stock covered by this Prospectus also may qualify to be sold pursuant to Rule 144 under the Securities Act, rather than pursuant to this Prospectus.  The Selling Shareholders have been advised that they are subject to the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, Rule 10b-5 thereunder.

Neither Datawatch nor the Selling Shareholders can estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders on account of their sales of the Shares from time to time.

LEGAL MATTERS

Certain legal matters with respect to the issuance of the Shares offered in this Prospectus have been passed upon for Datawatch by Choate, Hall & Stewart LLP, Two International Place, Boston, Massachusetts  02110.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Datawatch Corporation for the year ended September 30, 2012 have been so incorporated in reliance on the reports of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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INFORMATION INCORPORATED BY REFERENCE

The following documents filed by Datawatch with the SEC are incorporated in this Registration Statement by reference as of their respective dates:

(a)	Datawatch’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, filed on December 21, 2012 (File No. 000-19960);

(b)	Datawatch’s Quarterly Report on Form 10-Q filed on February 13, 2013 and Current Reports on Form 8-K filed on November 27, 2012, January 22, 2013 and January 24, 2013 (File No. 000-19960); and

(c)
The section entitled “Description of Registrant’s Securities to be Registered” contained in Datawatch’s Registration Statement on Form S-1, as amended, which was incorporated by reference in Datawatch’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act (File No. 33-46290).

All documents subsequently filed with the SEC by Datawatch pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Datawatch will provide to any person, including any beneficial owner of its securities, to whom this Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus.  You may make such requests at no cost to you by writing or telephoning Datawatch at the following address or number:

Datawatch Corporation
Quorum Office Park
271 Mill Road
Chelmsford, Massachusetts  01824
Phone:  (978) 441-2200

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and accordingly file reports, proxy statements and other information with the SEC.  Reports, proxy statements and other information filed by Datawatch may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

Information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330.  Our Common Stock is traded on the NASDAQ Capital Market.

We have filed with the SEC a Registration Statement on Form S-8 under the Securities Act with respect to the shares of our Common Stock offered hereby.  This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information about us and the Shares of our Common Stock offered hereby, we refer you to the Registration Statement and the exhibits and schedules filed thereto. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

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We will provide without charge to each person who is delivered a Prospectus, on written or oral request, a copy of any or all of the documents incorporated by reference in this document, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents.  Requests for copies should be directed to Secretary, Datawatch Corporation, 271 Mill Road, Two Quorum Office Park, Chelmsford, Massachusetts 01824, Telephone:  (978) 441-2200.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law and our Certificate of Incorporation provide for indemnification of our directors and officers for liabilities and expenses that they may incur in those capacities.  In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Datawatch, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.  We refer you to our Restated Certificate of Incorporation filed as Exhibit 3.2 to our Registration Statement on Form S-1 filed with the SEC on March 17, 1992 (File No. 33-46290) and the Certificate of Amendment thereto filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed with the SEC on December 28, 2001 (File No. 000-19960).

We maintain directors’ and officers’ liability insurance to insure our directors and certain officers against certain liabilities and expenses which arise out of or in connection with their capacities as directors and officers.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Datawatch Corporation (“Datawatch” or the “Company”) with the SEC are incorporated in this Registration Statement by reference as of their respective dates:

(a)	Datawatch’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, filed on December 21, 2012 (File No. 000-19960);

(b)	Datawatch’s Quarterly Report on Form 10-Q filed on February 13, 2013 and Current Reports on Form 8-K filed on November 27, 2012, January 22, 2013 and January 24, 2013 (File No. 000-19960); and

(c)
The section entitled “Description of Registrant’s Securities to be Registered” contained in Datawatch’s Registration Statement on Form S-1, as amended, which was incorporated by reference in Datawatch’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act (File No. 33-46290).

All documents subsequently filed with the SEC by Datawatch pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Delaware General Corporation Law and our Certificate of Incorporation provide for indemnification of our directors and officers for liabilities and expenses that they may incur in those capacities.  In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of Datawatch, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.  We refer you to our Restated Certificate of Incorporation filed as Exhibit 3.2 to our Registration Statement on Form S-1 filed with the SEC on March 17, 1992 (File No. 33-46290) and the Certificate of Amendment thereto filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed with the SEC on December 28, 2001 (File No. 000-19960).

We maintain directors’ and officers’ liability insurance to insure our directors and certain officers against certain liabilities and expenses which arise out of or in connection with their capacities as directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

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ITEM 8.  EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1
Specimen certificate representing the Common Stock of Datawatch (filed as Exhibit 4.4 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.2
Restated Certificate of Incorporation of Datawatch (filed as Exhibit 3.2 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.3
Certificate of Amendment to the Restated Certificate of Incorporation of Datawatch (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 previously filed with the SEC (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.4	By-laws, as amended, of Datawatch (filed as Exhibit 3.3 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.5
2011 Equity Compensation and Incentive Plan of Datawatch (filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2011 (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.6
2006 Equity Compensation and Incentive Plan of Datawatch (filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 30, 2006 (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.7
1996 Stock Plan as amended as of March 7, 2003 (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.8
1996 Non-Employee Director Stock Option Plan, as amended on December 10, 1996 (filed as Exhibit 10.30 to our Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (File No. 000-19960) and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP (filed as Exhibit 5.1 to our Registration Statement on Form S-8 filed with the SEC on April 25, 2012 (File No. 333-180934) and incorporated herein by reference).

Exhibit 23.1	Consent of Marcum LLP.

Exhibit 23.2
Consent of Choate, Hall & Stewart LLP (included as part of Exhibit 5.1 to our Registration Statement on Form S-8 filed with the SEC on April 25, 2012 (File No. 333-180934) and incorporated herein by reference).

Exhibit 24.1	Power of Attorney (included as part of the signature page to our Registration Statement on Form S-8 filed with the SEC on April 25, 2012 (File No. 333-180934) and incorporated herein by reference).

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ITEM 9.  UNDERTAKINGS.

(a)	Datawatch hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Datawatch pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
Datawatch hereby undertakes that, for purposes of determining any liability under the Securities Act to any purchaser, each filing of Datawatch’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Datawatch pursuant to the provisions described in Item 6, or otherwise, Datawatch has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Datawatch of expenses incurred or paid by a director, officer or controlling person of Datawatch in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Datawatch will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Chelmsford, Commonwealth of Massachusetts on March 14, 2013.

DATAWATCH CORPORATION

By:	/s/ Michael A. Morrison
Michael A. Morrison
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael A. Morrison his or her true and lawful attorney-in-fact and agent with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below on the dates indicated by the following persons in the capacities indicated.

SIGNATURE	TITLE	DATE

/s/ Michael A. Morrison	President, Chief Executive Officer and Director	March 14, 2013
Michael A. Morrison	(Principal Executive Officer and Principal
Financial and Accounting Officer)

*	Chairman of the Board	March 14, 2013
Richard de J. Osborne

*	Vice Chairman of the Board	March 14, 2013
James Wood

*	Vice Chairman of the Board	March 14, 2013
David C. Mahoney

*	Director	March 14, 2013
Thomas H. Kelly

*	Director	March 14, 2013
Terry W. Potter

*	Director	March 14, 2013
William B. Simmons, Jr.

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/s/ Christopher T. Cox	Director	March 14, 2013
Christopher T. Cox

* By the following, as attorney-in-fact:

/s/ Michael A. Morrison		March 14, 2013
Michael A. Morrison

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1
Specimen certificate representing the Common Stock of Datawatch (filed as Exhibit 4.4 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.2
Restated Certificate of Incorporation of Datawatch (filed as Exhibit 3.2 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.3
Certificate of Amendment to the Restated Certificate of Incorporation of Datawatch (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2001 previously filed with the SEC (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.4	By-laws, as amended, of Datawatch (filed as Exhibit 3.3 to our Registration Statement on Form S-1 previously filed with the SEC (File No. 33-46290) and incorporated herein by reference).

Exhibit 4.5
2011 Equity Compensation and Incentive Plan of Datawatch (filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 17, 2011 (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.6
2006 Equity Compensation and Incentive Plan of Datawatch (filed as Appendix A to our Definitive Proxy Statement on Schedule 14A filed with the SEC on January 30, 2006 (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.7
1996 Stock Plan as amended as of March 7, 2003 (filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (File No. 000-19960) and incorporated herein by reference).

Exhibit 4.8
1996 Non-Employee Director Stock Option Plan, as amended on December 10, 1996 (filed as Exhibit 10.30 to our Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (File No. 000-19960) and incorporated herein by reference).

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP (filed as Exhibit 5.1 to our Registration Statement on Form S-8 filed with the SEC on April 25, 2012 (File No. 333-180934) and incorporated herein by reference).

Exhibit 23.1	Consent of Marcum LLP.

Exhibit 23.2
Consent of Choate, Hall & Stewart LLP (included as part of Exhibit 5.1 to our Registration Statement on Form S-8 filed with the SEC on April 25, 2012 (File No. 333-180934) and incorporated herein by reference).

Exhibit 24.1	Power of Attorney (included as part of the signature page to our Registration Statement on Form S-8 filed with the SEC on April 25, 2012 (File No. 333-180934) and incorporated herein by reference).

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